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                                                     EXHIBIT 3.4
                           FORM OF
                           -------
                  CERTIFICATE OF AMENDMENT
                             OF
            RESTATED CERTIFICATE OF INCORPORATION
                             OF
                  NATIONAL INTERGROUP, INC.

      Under Section 242 of the General Corporation Law

      ------------------------------------------------

          The undersigned, NATIONAL INTERGROUP, INC., a corporation organized and existing under the General
Corporation Law of Delaware (the "Corporation"), pursuant to the provisions of Section 242 of the Delaware General
Corporation Law, hereby certifies that:


          FIRST:   The name of the corporation is NATIONAL
INTERGROUP, INC. The name under which the Corporation was formed is National Intergroup, Inc.

          SECOND:   The Restated Certificate of
Incorporation of this Corporation is hereby amended as follows:

          1. to change the name of National Intergroup, Inc. to "___________." The FIRST Article of the Restated
Certificate of Incorporation is hereby amended to read in its entirety as follows:

          "FIRST:   The name of the Corporation is
                    _______________________."

          2. to increase the number of authorized shares of preferred stock, par value $5 per share, from 10,000,000 shares to 20,000,000 shares. The first sentence of Article
FOURTH of the Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

          "FOURTH: The total number of shares which the Corporation shall have authority to issue is 70,000,000, of which 20,000,000 shall be preferred stock, par value $5 per share, and 50,000,000 shares shall be common stock, par value $5 per share."

          IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this instrument to be signed in its name by its Vice President and attested to by its Secretary this ___ day of ______, 1994.


ATTEST:                            NATIONAL INTERGROUP, INC.

By: ______________________         By: ______________________
    Name:                              Name:
    Title:                             Title:

(CORPORATE SEAL)